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                                                       EXHIBIT 11
                                                      PAGE 1 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                            Three Months Ended           Six Months Ended
                                              June 30, 1997               June 30, 1997
                                          Primary    Fully Diluted     Primary   Fully Diluted


Net Income. . . . . . . . . . . . . .     $16,272       $16,272        $32,330        $32,330


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax. . . . . . . .        --           368             --            736
                                          -------       -------        -------        -------


Adjusted net income . . . . . . . . .     $16,272       $16,640        $32,330        $33,066


Weighted average common shares
outstanding . . . . . . . . . . . . .  26,461,093    26,461,093     26,561,975     26,561,975


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures. . . . . . . . . . . . . .         --      1,428,469             --      1,428,469


Additional shares outstanding upon assumed
exercise of stock options . . . . . .      88,110        90,637         87,120         90,637
                                          -------       -------        -------        -------


Adjusted weighted average shares
outstanding . . . . . . . . . . . . .  26,549,203    27,980,199     26,649,095     28,081,081
                                       ----------    ----------     ----------     ----------


Earnings per share. . . . . . . . . .  $      .61    $      .60     $     1.21     $     1.18
                                       ==========    ==========     ==========     ==========

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                                                       EXHIBIT 11
                                                      PAGE 2 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                            Three Months Ended             Six Months Ended
                                               June 30, 1996                June 30, 1996
                                             Primary    Fully Diluted    Primary   Fully Diluted


Net Income. . . . . . . . . . . . . .         $15,270       $15,270      $29,942        $29,942


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax. . . . . . . .              --           369          --             739
                                              -------       -------      -------        -------


Adjusted net income . . . . . . . . .         $15,270       $15,639      $29,942        $30,681


Weighted average common shares
outstanding . . . . . . . . . . . . .      27,430,225    27,430,225   27,597,505     27,597,505


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures. . . . . . . . . . . . . .              --     1,432,969           --      1,432,969


Additional shares outstanding upon assumed
exercise of stock options . . . . . .          84,706        87,871       84,285         87,871
                                              -------       -------      -------        -------


Adjusted weighted average shares
outstanding . . . . . . . . . . . . .      27,514,931    28,951,065   27,681,790     29,118,345
                                           ----------    ----------   ----------     ----------


Earnings per share. . . . . . . . . .      $      .56    $      .54   $     1.09     $     1.05
                                           ==========    ==========   ==========     ==========
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